SUB-ITEM 77C

Proposal 1: To consider and act upon a proposal to approve a Plan of Reorganization (the "Plan") of the Trust, on behalf of its Managed Sectors Series and its Capital Appreciation Series, providing for the transfer of assets and the assumption of liabilities of the Managed Sectors Series to and by the Capital Appreciation Series in exchange solely for shares of beneficial interest of the Capital Appreciation Series, the distribution of the Capital Appreciation Series shares to the shareholders of the Managed Sectors Series in liquidation of the Managed Sectors Series and the termination of the Managed Sectors Series.

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                         Shares % of Shares Outstanding

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For                                   122,314,248.45                     89.565%
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Against                               3,584,622.95                        2.625%
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Abstain                               9,943,282.62                        7.281%
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Total                                 135,842,154.02                     99.471%
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